Exhibit 99.1 Sarah Zaozirny Director - Investor Relations
Investor Update	Issue Date:	December 2, 2004

This report contains forward-looking statements that are not limited to historical facts, but reflect our current beliefs, expectations or intentions regarding future events. All forward-looking statements involve risks and uncertainties that could cause actual results to differ materially from those in the forward-looking statements. For examples of such risks and uncertainties, please see the risk factors set forth in our 2003 10-K and our other securities filings, which identify important matters such as terrorist attacks and international hostilities, domestic and international economic conditions, the significant cost of aircraft fuel, labor costs, competition and industry conditions including the demand for air travel, airline pricing environment and industry capacity decisions, regulatory matters and the seasonal nature of the airline business. In addition to the foregoing risks, there can be no assurance that the company will be able to achieve the pre-tax benefits from the cost-reducing initiatives discussed, some of which will depend, among other matters, on our ability to implement such initiatives. We undertake no obligation to publicly update or revise any forward-looking statements to reflect events or circumstances that may arise after the date of this report.

Current News
Last month, Continental announced that it needs an annual $500 million reduction in payroll and benefit costs. This reduction is necessary because the company has lost hundreds of millions of dollars since 2001, and expects to lose hundreds of million of dollars in 2004. Continental must adjust its costs to a level that will let it survive and grow; otherwise, it will have no prospect of returning to profitability under prevailing market conditions. Continental plans to implement the reductions on Feb. 28, 2005. The savings will come from a combination of productivity enhancements, benefit changes and wage reductions, with approximately half the savings expected to come from productivity and benefit changes.

As announced previously, Continental has elected Jeff Smisek, executive vice president and president-elect of Continental Airlines, Inc., to its board of directors. Smisek will join the board upon the retirement of Gordon Bethune filling the vacancy on the board created by Bethune's resignation as a board member, expected to occur Dec. 30, 2004. In addition, Smisek will serve on the board's finance committee.

Fourth Quarter 2004 results are expected to include pre-tax charges of approximately $19 million primarily related to future lease payments and return conditions in connection with MD80 aircraft retirements in the fourth quarter.

Tax Sharing Agreement with ExpressJet Holdings, Inc.
During the fourth quarter, Continental expects to receive approximately $13 million related to the tax-sharing agreement with ExpressJet. Continental expects to receive a total of approximately $51 million for the full year 2004 and $25 million to be recorded ratably in 2005 related to this agreement. For more information regarding this tax-sharing agreement, please see our 2003 10-K.

Targeted Cash Balance
Continental anticipates ending the fourth quarter of 2004 with an unrestricted cash and short-term investments balance between $1.4 and $1.5 billion.

Debt & Capital Lease Payments
Debt principal & Capital Lease payments for the fourth quarter 2004 are estimated to be approximately $80 million.

Advanced Bookings - Six Week Outlook
Advanced bookings outlook by region through mid-January 2005 is as follows:

Domestic bookings through mid-January are running slightly behind last year's booked seat factor. However, bookings are rapidly recovering for the couple of weeks that are behind, and we expect fourth quarter domestic load factor will end up 2-3 points year-over-year (yoy). Despite the strength in load factors, there is considerable downward pressure on domestic yields.

Transatlantic advanced bookings through mid-January are currently averaging moderately behind last year but we expect fourth quarter load factor to end up about 2 points ahead of last year.

Latin bookings through mid-January are also running moderately behind last year's bookings. Large industry increases in Caribbean capacity continue to put downward pressure on yields in this region. However, load factors continue to be strong and we expect our fourth quarter load factor will be up about a point yoy.

Pacific bookings through mid-January look strong. We expect fourth quarter load factor will improve yoy by 2-3 points.

2004 Estimated Year-over-Year %Change
ASMs (Available Seat Miles)	4th Qtr.(E)
Domestic Latin America Transatlantic Pacific Total Mainline System Regional Consolidated System	1.0% 8.5% 23.5% 8.5% 6.4% 18.0% 7.6%

2005 Estimated Year-over-Year %Change
ASMs (Available Seat Miles)	Full Year(E)
Domestic Latin America Transatlantic Pacific Total Mainline System Regional Consolidated System	0.5% 0.5% 16.5% 11.0% 4.5% 9.0% 5.0%

2004 Estimate
Load Factor	4th Qtr.(E)
Mainline Regional	77 - 78% 73 - 74%

2004 Estimate (cents)
Mainline Operating Statistics	4th Qtr.(E)
CASM (Cost per Available Seat Mile) Less: Special items per ASM CASM Less Special Items Fuel Cost & Fuel Taxes per ASM CASM Less Fuel, Fuel Taxes & Special Items	10.05 - 10.10 0.09 9.96 - 10.01 2.14 7.82 - 7.87
2004 Estimate (cents)
Consolidated Operating Statistics	4th Qtr.(E)
CASM Less: Special items per ASM CASM Less Special Items Fuel Cost & Fuel Taxes per ASM CASM less Fuel, Fuel Taxes & Special Items	10.92 - 10.97 0.08 10.84 - 10.89 2.29 8.55 - 8.60

Consolidated is defined as mainline plus regional.

2004 Estimate
Fuel Gallons Consumed	4th Qtr.(E)
Mainline Regional Fuel Price per Gallon (including fuel taxes)	327 Million 69 Million $1.36
Fuel Hedges	% of Volume Hedged	Wtd. Average Strike Price of Caps
Fourth Quarter Fourth Quarter Total	20% 26% 46%	$32.00/Barrel $40.00/Barrel $36.50/Barrel
2004 Estimated Amounts ($Millions)
Selected Expense Amounts	4th Qtr.(E)
Aircraft Rent Landing Fees & Other Rentals Depreciation & Amortization Net Interest Expense	$225 $165 $105 $85

Continental Airlines, Inc. Tax Computation
Due to accumulated losses, Continental has stopped recording income tax benefit on current and future book losses.

Cash Capital Expenditures	2004 Estimate ($Millions)	2005 Estimate ($Millions)
Fleet & Fleet Related Non-Fleet Rotable Parts & Capitalized Interest Total Net Purchase Deposits Total Cash Capital Expenditures	$62 85 41 $188 (115) $73	$50 135 35 $220 (50) $170

EPS Estimated Share Count
Share count estimates for calculating basic and diluted earnings per share at different income levels are as follows:
Fourth Quarter 2004 (Millions)
Quarterly	Number of Shares
Earnings Level	Basic	Diluted	Interest Addback
Over $36 Between $19 - $36 Between $0 - $19 Net Loss	66.3 66.3 66.3 66.3	75.5 71.4 66.4 66.3	$3.6 $1.4 -- --
Full Year 2004 (Millions)
Year-to-date	Number of Shares
Earnings Level	Basic	Diluted	Interest Addback
Over $141 Between $75 - $141 Between $0 - $75 Net Loss	66.1 66.1 66.1 66.1	75.3 71.2 66.2 66.1	$14.2 $5.7 -- --

These share count charts are based upon several assumptions including market stock price and number of shares outstanding. The number of shares used in the actual EPS calculation will likely be different from those set forth above.

Reconciliation of GAAP to Non-GAAP Financial Information
(millions except CASM data)
Mainline	4th Qtr. Range(E)
Operating Expenses - GAAP	$ 2,095	$ 2,105
Items Excluded
Special Items (a)	(19)	(19)
Operating Expenses - Non-GAAP	$ 2,076	$ 2,086

Aircraft Fuel & Related Taxes	(445)	(445)
Operating Expenses - Non GAAP	$ 1,631	$ 1,642

ASMs (millions)	20,845	20,845

CASM-GAAP (cents)	10.05	10.10
CASM Excluding Special Items (cents) (b)	9.96	10.01
CASM Excluding Fuel, Fuel Taxes & Special Items - Non-GAAP (cents) (c)	7.82	7.87

Consolidated (Mainline plus Regional)	4th Qtr. Range(E)
Operating Expenses - GAAP	$ 2,574	$ 2,586
Items Excluded
Special Items (a)	(19)	(19)
Operating Expenses - Non-GAAP	$ 2,555	$ 2,567

Aircraft Fuel & Related Taxes	(539)	(539)
Operating Expenses - Non GAAP	$ 2,017	$ 2,028

ASMs (millions)	23,575	23,575

CASM-Non-GAAP (cents)	10.92	10.97
CASM Excluding Special Items (cents) (b)	10.84	10.89
CASM Excluding Fuel, Fuel Taxes & Special Items - Non-GAAP (cents) (c)	8.55	8.60

(a) Special items include $19 million of expected charges during the fourth quarter of 2004 primarily relating to MD80 aircraft retirements.

(b) Cost per available seat mile excluding special items is computed by subtracting special items from operating expenses and dividing by available seat miles. This statistic provides management and investors the ability to measure and monitor Continental's cost performance on a consistent basis.

(c) Cost per available seat mile excluding fuel, fuel taxes and special items is computed by multiplying fuel price per gallon, including fuel taxes, by fuel gallons consumed and subtracting that amount and special items from operating expenses then dividing by available seat miles. This statistic provides management and investors the ability to measure and monitor Continental's cost performance absent special items and fuel price volatility. Both the cost and availability of fuel are subject to many economic and political factors and therefore are beyond our control.